Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-37207 and 333-45920 of Safeway Inc. on Form S-8 of our report dated June 26, 2009, relating to the financial statements and financial statement schedule of the Safeway 401(k) Plan & Trust appearing in this Annual Report on Form 11-K of the Safeway 401(k) Plan & Trust for the year ended December 31, 2008.

/s/    Deloitte & Touche LLP

San Francisco, California

June 26, 2009